UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT	June 25, 2018
(DATE OF EARLIEST EVENT REPORTED)	June 25, 2018

BOARDWALK PIPELINE PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	01-32665	20-3265614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9 Greenway Plaza, Suite 2800

Houston, Texas 77046

(Address of principal executive office)

(866) 913-2122

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 9e-4(c) under the Exchange Act (17 CFR 240.9e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Yes ☐        No ☐

Item 8.01 Other Events.

The class action litigation filed in connection with the potential exercise of the call right for Boardwalk Pipeline Partners, LP’s common units has been settled, as described below. In summary, if the Boardwalk general partner elects to exercise its call right no later than June 29, 2018, as described below, all claims relating to the litigation will be released and the litigation ended, subject to court approval.

On June 25, 2018, the parties to the purported class action pending in the Court of Chancery of the State of Delaware captioned Tsemach Mishal et al. v. Boardwalk Pipeline Partners, LP (the “Partnership”) et al. (C.A. No. 2018-0372-JTL) entered into a Stipulation and Agreement of Compromise and Settlement, subject to the approval of the court (the “Proposed Settlement”). The Proposed Settlement provides for the settlement of the lawsuit if Boardwalk Pipelines Holding Corp. (“BPHC”), the sole member of the general partner of Boardwalk GP, LP, the general partner of the Partnership (“Boardwalk GP”), elects to cause Boardwalk GP to exercise its call right pursuant to Section 15.1(b) of the Partnership’s agreement of limited partnership as provided in the Proposed Settlement. Under the terms of the Proposed Settlement, if BPHC elects to cause Boardwalk GP to exercise the call right such that the purchase price for the common units of the Partnership to be purchased by Boardwalk GP pursuant to the call right is calculated using the 180 trading days ending no later than June 29, 2018, all claims that have been or could be brought in connection with such purchase right will be released by the plaintiffs individually and on behalf of the purported class and finally resolved, subject to court approval, in accordance with the terms of the Proposed Settlement. This call right has been previously described in detail in the Partnership’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the federal securities laws. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “project,” “estimate,” “believe,” “seek,” “see,” “may,” “will,” “intend,” “would,” “should,” “could,” “target,” “aim” and similar expressions, variations or negatives of these words, and the use of future tense. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Although the Partnership believes that these forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to the Partnership. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to, those risks discussed in the Partnership’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, along with its other filings with the US Securities and Exchange Commission (the “SEC”), which are available at www.sec.gov or on the investor relations section of its website, www.bwpmlp.com. While the list of factors presented in the Partnership’s filings is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Other factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Partnership’s consolidated financial condition, results of operations, credit rating or liquidity. The Partnership does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. All forward-looking statements are qualified in their entirety by this cautionary statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOARDWALK PIPELINE PARTNERS, LP

By:	BOARDWALK GP, LP,
its general partner

By:	BOARDWALK GP, LLC,
its general partner

By:	/s/ Michael E. McMahon
Michael E. McMahon
Senior Vice President, General Counsel and Secretary

Dated: June 25, 2018